Exhibit 10.2

MYREXIS, INC.

First Amendment to

Executive Severance and Change in Control Agreement

This First Amendment to the Executive Severance and Change in Control Agreement (this “Amendment”) is made and entered as of September 9, 2011, by and between Robert J. Lollini (the “Executive”) and Myrexis, Inc. (formerly, Myriad Pharmaceuticals, Inc.) (the “Company”).

WITNESSETH

WHEREAS, the Executive and the Company entered into an Executive Severance and Change in Control Agreement dated February 1, 2010 (the “Agreement”); and

WHEREAS, the Executive and the Company desire to amend the Agreement to change the severance benefits Executive will receive upon termination of Executive’s employment from the Company under certain circumstances.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 4.2(a) of the Agreement is amended in its entirety to read as follows:

“(a) Termination Without Cause or for Good Reason. If the Executive’s employment with the Company is terminated by the Company (other than for Cause, Disability or death) or by the Executive for Good Reason, then the Executive shall be entitled to the following benefits:

(i) the Company shall pay to the Executive the following amounts:

(1) the Accrued Obligations; and

(2) in a lump sum, in cash, within 30 days after the Date of Termination, the sum of (A) one times the Executive’s then current annual base salary and (B) one times the Executive’s then current fiscal year target bonus amount;

(ii) if the Executive is covered under the Company’s group health plan immediately prior to the Date of Termination, then if the Executive timely elects to continue such coverage under COBRA, the Company will pay the premium for the Executive’s COBRA coverage until the earlier of (A) twelve months from the Date of Termination and (B) the date the Executive becomes covered under another group health plan; and

(iii) to the extent not previously paid or provided timely pay or provide to the Executive the Other Benefits.”

2. The parties hereby agree that the Agreement will continue to be in full force and effect as modified by the terms of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

MYREXIS, INC.

By:	/s/ Gerald P. Belle
	Name:	Gerald P. Belle
	Title:	Chairman of the Board of Directors

/s/ Robert J. Lollini Robert J. Lollini

2